INDEPENDENT AUDITORS' CONSENT
We consent to the incorporation by reference in this Post-Effective Amendment No. 16 to Registration Statement No. 33-52850 of Cutler Trust on Form N-1A of our report for Cutler Value Fund dated August 9, 2003, in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" appearing in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
Boston, Massachusetts
October 30, 2003